UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

LF CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Madison Avenue New York, NY 10022	10022
(Address of principal executive offices)	(Zip Code)

(212) 688-1005

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	LFAC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Chief Executive Officer

On July 22, 2020, Mr. Philippe De Backer notified LF Capital Acquisition Corp. (the “Company”) of his resignation as Chief Executive Officer and director of the Company, effective July 22, 2020. Mr. De Backer’s resignation was not the result of any disagreement or other dispute with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

Effective July 23, 2020, the Board appointed Mr. Scott Reed as Chief Executive Officer of the Company to succeed Mr. De Backer. Mr. Reed will continue to serve as a director and President of the Company.

Scott Reed, age 49, has been a director of the Company since October 2017 and served as the Company’s President and Chief Financial Officer from October 2017 until his appointment as Chief Executive Officer. Mr. Reed is the co-founder of BankCap Partners, a private equity firm that focuses on investments in the U.S. commercial banking space, and has served as a Partner and Director of BankCap Partners since May 2006. Mr. Reed has over 20 years in the financial services and strategic consulting industries. As a Partner at BankCap, Mr. Reed focuses on transaction sourcing, structuring and processing, capital raising activities and oversight of BankCap’s portfolio investments. Mr. Reed began his career as a derivatives trader at Swiss Bank Corporation from 1992 to 1995. Mr. Reed worked as a consultant at Bain & Company from 1997 to 2000. Mr. Reed was an investment banker in the Financial Institutions Group at Bear Stearns from 2000 to 2002. Prior to founding BankCap, Mr. Reed was Senior Vice President, Director of Corporate Strategy and Planning of Carreker Corporation, a financial technology company based in Dallas. Mr. Reed is a graduate of the University of Virginia with a B.S. in Commerce and a B.A. in History. Mr. Reed received his MBA from the Amos Tuck School at Dartmouth College, where he was an Edward Tuck Scholar. Mr. Reed currently serves as a director of Silvergate Capital Corporation, Vista Bancshares and InBankshares Corporation (as well as a director of each of the three institutions’ underlying commercial banks), Uncommon Giving Corporation and previously served as a director of Xenith Bankshares and the institution’s underlying commercial bank.

There are no arrangements or understandings between Mr. Reed and any other persons pursuant to which Mr. Reed was selected as the Chief Executive Officer. Mr. Reed does not have any direct or indirect material interest in any transaction requiring the disclosure of the information required by Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Mr. Reed is a party or in which he participates that is entered into, or material amendment in connection with the triggering event, or any grant or award to Mr. Reed or modification thereto, under any such plan, contract or arrangement in connection with any such event. There are also no family relationships between Mr. Reed and any director or executive officer of the Company.

Appointment of Chief Financial Officer

On July 23, 2020, the Board of Directors of the Company (the “Board”) appointed Mr. Alberto Bianchinotti as Chief Financial Officer of the Company to succeed Mr. Reed upon his appointment as Chief Executive Officer.

Alberto Bianchinotti, age 43, is a Certified Public Accountant and has been assisting in the oversight of the finance and operations of the Company since December 2017 through his firm AM Knight Financial Services. Mr. Bianchinotti has over 20 years of experience in the financial services field and started his career at Anchin Accountants and Advisors in 1999, where he ran audit and tax engagements for hedge fund and private equity fund clients. He became controller of Merlin Biomed Investment Advisers in 2004 and in 2007 became Chief Financial Officer of Merlin Biomed Private Equity Advisers. He founded AM Knight Financial Services in 2013, focusing on startup and smaller financial services companies. He received his B.S. in accounting from Binghamton University in 1999 and became a Certified Public Accountant in 2001.

There are no arrangements or understandings between Mr. Bianchinotti and any other persons pursuant to which Mr. Bianchinotti was selected as the Chief Financial Officer. Mr. Bianchinotti does not have any direct or indirect material interest in any transaction requiring the disclosure of the information required by Item 404(a) of Regulation S-K. There is no material plan, contract or arrangement to which Mr. Bianchinotti is a party or in which he participates that is entered into, or material amendment in connection with the triggering event, or any grant or award to Mr. Bianchinotti or modification thereto, under any such plan, contract or arrangement in connection with any such event. There are also no family relationships between Mr. Bianchinotti and any director or executive officer of the Company.

In connection with his appointment as Chief Financial Officer, on July 23, 2020, Mr. Bianchinotti entered into the Company’s standard indemnity agreement (the “Indemnity Agreement”) pursuant to which the Company must indemnify, hold harmless, exonerate and advance expenses on behalf of Mr. Bianchinotti arising out of his service to and activities on behalf of the Company as Chief Financial Officer to the fullest extent permitted by applicable law. The foregoing description of the Indemnity Agreement is qualified in its entirety by reference to the full text of the Indemnity Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release, dated July 28, 2020, announcing the resignation of Mr. De Backer and the appointments of Messrs. Reed and Bianchinotti is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Indemnity Agreement, dated July 23, 2020, by and between LF Capital Acquisition Corp. and Alberto Bianchinotti

99.1	Press release, dated July 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2020	LF CAPITAL ACQUISITION CORP.

By:
Name: Scott Reed
Title: Chief Executive Officer